As filed with the Securities and Exchange Commission on March 27, 2025.

Registration No. 333-197911

Registration No. 333-201132

Registration No. 333-204932

Registration No. 333-221040

Registration No. 333-254985

Registration No. 333-277795

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-3 Registration Registration No. 333-197911

Form S-3 Registration Registration No. 333-201132

Form S-3 Registration Registration No. 333-204932

Form S-3 Registration Registration No. 333-221040

Form S-3 Registration Registration No. 333-254985

Form S-3 Registration Registration No. 333-277795

UNDER

THE SECURITIES ACT OF 1933

Oncternal Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	62-1715807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12230 El Camino Real, Suite 230

San Diego, California 92130

(858) 434-1113

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James B. Breitmeyer, M.D., Ph.D.

President & Chief Executive Officer

Oncternal Therapeutics, Inc.

12230 El Camino Real, Suite 230

San Diego, California 92130

(858) 434-1113

(Name, address, including zip code, and telephone number, including area code. of agent for service)

Copies to:

Cheston Larson

Matthew T. Bush

Anthony Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California

92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-3 (the “Registration Statements”), filed with the Securities Exchange Commission (the “SEC”) by Oncternal Therapeutics, Inc. (the “Registrant”):

•	Registration Statement No. 333-197911, filed with the SEC on August 6, 2014;

•	Registration Statement No. 333-201132, filed with the SEC on December 19, 2014;

•	Registration Statement No. 333-204932, filed with the SEC on June 12, 2015;

•	Registration Statement No. 333-221040, filed with the SEC on October 20, 2017;

•	Registration Statement No. 333-254985, filed with the SEC on April 1, 2021; and

•	Registration Statement No. 333-277795, filed with the SEC on March 8, 2024.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 27, 2025.

Oncternal Therapeutics, Inc.

By:	/s/ James B. Breitmeyer, M.D., Ph.D.
James B. Breitmeyer, M.D., Ph.D.
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.